Exhibit 10.17.2

 AMENDMENT

to the

SHAREHOLDERS‘AGREEMENT

ALTRAZEAL TRADING Ltd.

entered into by and between
Melmed Holding AG
Bahnhofstrasse 10
6301 Zug

(hereinafter referred to as ”Melmed Holding“)

einerseits

and                                                 ULURU Delaware Inc.
4452 Beltway Drive
Addison TX 75001

(hereinafter referred to as ”ULURU“)

Preamble

Melmed Holding and ULURU entered into a shareholders‘agreement (hereinafter referred to as “Agreement”) with regard to Altrazeal Trading Ltd. on January 6, 2012. Melmed Holding and ULURU have agreed to amend the Agreement to the effect, that instead of  ALTRAZEAL Trading Ltd. being a company incorporated under the laws of Cyprus the Agreement shall be valid for  ALTRAZEAL Trading GmbH a company incorporated under the laws of Austria.

ALTRAZEAL Trading will have the objective and purpose outlined in the Agreement.

Melmed Holding has established a majority owned subsidiary IPMD GmbH a limited liability company established under the laws of Austria that is the major shareholder of ALTRAZEAL Trading GmbH.

All of the rights granted to Melmed Holding AG related to Altrazeal under the agreement between Uluru Delaware Inc and Melmed Holding AG dated January 11, 2012 will be transferred to ALTRAZEAL Trading GmbH.

The whole Agreement and its Schedules shall be deemed unchanged except as explicitly mentioned below

I.

Title

The title of the Agreement shall be read as:

SHAREHOLDERS’AGREEMENT

ALTRAZEAL TRADING GmbH

II.

Recital A)

Recital A) of the Agreement shall be read as:

A)
 IPMD – International Pharma and Medical Devices GmbH, a duly established and existing company with limited liability under Austrian law with its seat in Vienna and its business address at Schreyvogelgasse 3/5, 1010 Vienna, registered in the companies register to FN 385854 h, shareholder of Altrazeal Trading GmbH, a duly established and existing company with limited liability under Austrian law with its seat in Vienna and its business address at Schreyvogelgasse 3/5, 1010 Vienna, registered in the companies register to FN 314063 h (hereinafter referred to as “Company”). Melmed Holding intends to sell 25% of the share capital of the Company to ULURU for € 1.

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III.

4. CAPITAL STRUCTURE Equity

The equity structure of the Company shall be entirely comprised of € 35,000 (100%), fully paid up to be held by the various shareholders in the ratio as stated under this Agreement.

IV.

General

If any one or more clauses or sub-clauses of this agreement being prohibited pursuant to any applicable competition, unfair trading or anti-trust laws, then it or they shall be deemed omitted. The parties shall uphold the remainder of this agreement, and shall negotiate an amendment, which, as far as legally feasible, maintains the economic balance between the parties.

This agreement can only be modified in writing signed by all of the parties or their duly authorized agents. Such modifications may be effected only after giving a notice of a minimum of 30 (thirty) days to all the parties concerned. Failure to give such a notice would nullify the modification so made, unless specifically ratified by all the parties concerned.

Clause headings are inserted in this agreement for convenience only, and they shall not be taken into account in the interpretation of this agreement.

Any notice pursuant to this agreement shall be in writing signed by (or by some person duly authorized by) the party giving it; and may be served by leaving it or sending it by fax, prepaid recorded delivery, ordinary post confirmed by telephone or fax or registered post to the address of the other party or the parties (or their representative).

V.

DISPUTES AND ARBITRATION

Both parties hereto agree to settle any dispute and or difference arising out of or in connection with this agreement through a good faith negotiation in an amicable manner.

In the event of any dispute or conflict of interest between the parties it is agreed by the parties that the overriding principle adopted when resolving the matter shall always be that the best interests of the Company and the products shall take precedence over any other interests.

In the event of any dispute or conflict of interest between ULURU or MELMED Holdings and any third party, including any affiliates or group concerns, it is agreed by the parties that the overriding principle is adopted when resolving the matter shall always be that the best interests if the Company and the Products shall take precedence over any other interests.

Should it be impossible to reach an amicable settlement on any dispute and differences, Frankfurt am Main shall be the sole and exclusive place for such Arbitration, and/or litigation, which shall be governed by German Law. The cost incurred in such proceedings shall be borne by the unsuccessful party or in such equitable manner as the arbitrator or the arbitration panel may decree.

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IN WITNESS WHEREOF, the parties have executed this agreement in the date written below.

SIGNED by                     /s/ Helmut Kerschbaumer

for and on behalf of      Helmut Kerschbaumer

Melmed Holding AG     Chairman

                                          February 1, 2014

SIGNED by                     /s/ Kerry P. Gray

for and on behalf of     Kerry P. Gray

ULURU Inc.                  President and Chief Executive Officer

                                        February 1, 2014

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